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                                                                    EXHIBIT 15



Ford Motor Company
The American Road
Dearborn, Michigan


Re:    Ford Motor Company Capital Trust I and Ford Motor Company Amendment No.
2 to Registration Statement No. 33-62761 on Form S-4


We are aware that our reports dated April 19, 1995 and July 19, 1995 accompanying the unaudited interim financial information of Ford Motor Company and Subsidiaries for the periods ended March 31, 1995 and 1994, and for the periods ended June 30, 1995 and 1994, and included in the Ford Motor Company Quarterly Reports on Form 10-Q for the quarters ended March 31, 1995 and June 30, 1995, respectively, are incorporated by reference in this Registration Statement. Pursuant to Rule 436(c) under the Securities Act of 1933, these reports should not be considered a part of the Registration Statement prepared or certified by us within the meaning of Sections 7 and 11 of the Act.



/s/ Coopers & Lybrand L.L.P.

COOPERS & LYBRAND L.L.P.

400 Renaissance Center
Detroit, Michigan 48243

November 1, 1995